Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Robert S. Schneider	Maria F. Slippen
U.S.I. Holdings Corporation	U.S.I. Holdings Corporation
914-749-8702	914-749-8511
rschneider@usi.biz	maria.slippen@usi.biz

U.S.I. Holdings Corporation Reports First Quarter Results

Highlights:

•	Revenues increased 12.4% in first quarter of 2004

•	Consolidated organic revenue growth of 3.9%

•	Insurance Brokerage organic revenue growth of 9.2%

•	Excluding contingents, Insurance Brokerage organic revenue growth of commissions and fees was 6.9%

•	Announced two acquisitions expected to add a total of $50 million in annualized revenues

•	Completed successful follow-on public offering of common stock in April - $106 million secondary and $59 million primary

•	Amended senior credit facility, reducing interest rate on $125 million term loan by 50 basis points

Briarcliff Manor, NY, May 3, 2004 – U.S.I. Holdings Corporation (“USI”), (NASDAQ:USIH) today reported financial results for the first quarter ended March 31, 2004.

Revenues for the quarter increased $10.2 million, or 12.4%, to $92.8 million from $82.6 million recorded during the same period in 2003. The revenue increase was attributable to the impact of acquisitions and to organic growth. Organic revenue growth (which excludes the net impact of businesses acquired and/or divested) was 3.9% for the quarter and was positively impacted by a $2.6 million increase in contingent commissions, offset by a $3.9 million decrease in Specialized Benefits segment revenues, principally due to $4.2 million in revenues in the first quarter of 2003 related to two large life insurance transactions in the Company’s Executive and Professional Benefits and Wealth Management operations.

Income from continuing operations for the quarter increased $0.1 million, or 3.3%, to $5.1 million ($0.11 per share on a basic and diluted basis) from $5.0 million ($0.11 per share on a basic and diluted basis) recorded during the same period in 2003. The improvement was due to: (i) higher contingent income in 2004 as compared to the same period in 2003 and (ii) the reduction in interest expense principally due to the restructuring of USI’s credit facility and resultant lower interest rate, offset by (iii) higher income tax expense and (iv) the previously mentioned prior year life insurance revenues. Income from continuing operations plus amortization of intangible assets for the quarter was $10.6 million or $0.22 per share on a diluted basis based on approximately 47.8 million weighted-average shares outstanding.

EBITDA margin (EBITDA as a percentage of revenues) for the quarter was 19.8%, equal to the percentage recorded during the same period in 2003. In the first quarter of 2003, EBITDA margin was positively impacted by the previously mentioned life insurance revenues (EBITDA impact of $3.0 million), which effected comparative margins by 280 basis points.

The income tax provision from continuing operations for the quarter includes a tax provision of $3.8 million for federal, state and local income taxes compared to $0.6 million during the same period in 2003. The increase in the tax provision is due to the fact that the Company is providing for income taxes at an approximate projected 42% effective rate in 2004, whereas in 2003, USI was in a net operating loss situation and recognizing those benefits.

At March 31, 2004, USI had cash and cash equivalents on hand of $44.2 million, a decrease of $2.0 million from December 31, 2003. The decrease was due to cash generated by operations, offset by (i) the pay-down of certain accrued liabilities of $13.1 million, primarily related to contingent purchase price and other acquisition consideration, and the timing of Company bonus payments of $5.6 million and $5.0 million, respectively, and (ii) an increase in prepaid expenses of approximately $4.4 million, primarily due to the timing of payments for the Company’s insurance program. Based upon the current cash position and projected cash flows from operations, its $24.2 million of availability under the revolving credit facility and available net proceeds of $55.5 million expected to be received within the next twelve months upon the settlement of the forward sale agreements entered into in connection with the Company’s April 2004 public offering, USI believes it has sufficient liquidity to fund its working capital requirements, projected capital expenditures, debt payments and to execute on its acquisition strategy on an ongoing basis.

Effective January 1, 2004, USI integrated its Core Benefits operation and part of its Executive and Professional Benefits operation with its Northeast brokerage operation in an effort to gain operating efficiency and better drive cross-sales of their products with other brokerage products. Accordingly, USI moved a part of its Executive and Professional Benefits and all of its Core Benefits operations from the Specialized Benefits Segment into the Insurance Brokerage Segment. Prior period segment information was reclassified to reflect the change in the organizational structure.

In April 2004, USI completed a follow-on public offering of 11,229,578 shares of its common stock at a price of $14.72 per common share. Of those shares, 4,025,000 shares were sold by the Company via forward sale agreements and 7,204,578 shares were sold by various selling shareholders. The Company expects to receive net proceeds of $55.5 million upon settlement of the forward sale agreements, which will be within the next twelve months. USI expects to use the net proceeds from its sale of common shares to fund its acquisition activity.

On April 1, 2004, USI acquired Bertholon-Rowland Corporation (“BR”) of New York, NY. BR is expected to contribute approximately $25 million in revenues to USI over the first twelve months. Founded in 1944, BR was one of the first brokers to develop insurance programs for professional associations on behalf of their members. The addition of BR to USI’s existing Affinity Group creates one of the largest offerings of program lawyers professional liability in the U.S.

On May 1, 2004, USI acquired Los Angeles, Calif.-headquartered Dodge, Warren & Peters Insurance Services, Inc. (“DWP”). DWP is expected to contribute approximately $25 million of revenues to USI over the first twelve months. The combination of DWP with USI’s existing Southern California operation creates one of the largest middle market brokers in the region.

“We are extremely pleased with the first quarter 2004 results,” said David L. Eslick, Chairman, President and CEO. Mr. Eslick added, “The first quarter was highlighted by the 9.2% organic revenue growth that we experienced in our Insurance Brokerage operations, which represents over 90% of our total revenues. Additionally, we announced two significant acquisitions, representing approximately $50 million in annualized revenues and have a robust pipeline of additional acquisition candidates. Finally, we completed a follow-on equity offering that was very well received in the market. All of these accomplishments reflect the differentiation and success of our fully integrated distribution capabilities, cross-selling and proactive sales management culture.”

The Company will hold a conference call and audio webcast to review the results at 9:00 AM (EDT) on Tuesday May 4, 2004. To access the audio webcast, please visit USI’s website at www.usi.biz on Tuesday May 4, 2004, and follow the link. To access the conference call, dial toll free (888) 273-9887 or (612) 332-0802 for international callers, five minutes before the teleconference. A replay of the conference call will be available on the Investor Relations section of the USI website (www.usi.biz).

This press release contains certain statements relating to future results which are forward-looking statements within the meaning of that term as found in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not historical facts, but instead represent USI’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of USI’s control. It is possible that USI’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning USI and its business, including factors that potentially could materially affect USI’s financial results, are contained in USI’s filings with the Securities and Exchange Commission. Some factors include: USI’s ability to grow revenues organically and expand its margins; successful acquisition integration; errors and omissions claims; future regulatory actions; USI’s ability to attract and retain key sales and management professionals; USI’s level of indebtedness and debt service requirements; downward commercial property and casualty premium pressures; the competitive environment; and general economic conditions around the country. USI’s ability to grow has been enhanced through acquisitions, which may or may not be available on acceptable terms in the future and which, if consummated, may or may not be advantageous to USI. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

This press release includes supplemental financial information which contains references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this financial information to accounting principles generally accepted in the United States (GAAP) information follows. USI presents such non-GAAP supplemental financial information because such information is of interest to the investment community owing to the fact that it provides additional meaningful methods of evaluating certain aspects of the USI’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the USI’s consolidated statements of operations for the three months ended March 31, 2004 and 2003.

About U.S.I. Holdings Corporation

Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States. USI is headquartered in Briarcliff Manor, NY, and operates out of 59 offices in 19 states. Additional information about USI, including instructions for the quarterly conference call, may be found at www.usi.biz.

U.S.I. Holdings Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended March 31,
	2004	2003
	(Amounts in Thousands, Except Per Share Data)
Revenues:
Commissions and fees	$92,464	$82,046
Investment income	361	513

Total Revenues	92,825	82,559

Expenses:
Compensation and employee benefits	55,397	48,737
Other operating expenses	19,030	17,486
Amortization of intangible assets	5,434	5,164
Depreciation	2,101	2,567
Interest	1,962	3,088

Total Expenses	83,924	77,042

Income from continuing operations before income tax expense	8,901	5,517
Income tax expense	3,774	552

Income From Continuing Operations	5,127	4,965
Income from discontinued operations, net	—	5

Net Income	$5,127	$4,970

Per Share Data - Basic and Diluted:
Basic:
Income from continuing operations	$0.11	$0.11
Income from discontinued operations, net	—	—

Net Income Per Common Share	$0.11	$0.11

Diluted:
Income from continuing operations	$0.11	$0.11
Income from discontinued operations, net	—	—

Net Income Per Common Share	$0.11	$0.11

Weighted-Average Number of Shares Outstanding:
Basic	46,795	44,667
Diluted	47,755	44,769

U.S.I. Holdings Corporation and Subsidiaries

Consolidated Balance Sheets

	March 31, 2004	December 31, 2003
	(Amounts in Thousands, Except Per Share Data)
Assets
Current assets:
Cash and cash equivalents	$44,180	$46,137
Fiduciary funds—restricted	70,084	77,023
Premiums and commissions receivable, net of allowance for bad debts and cancellations of $3,492 and $3,355, respectively	153,592	175,088
Other	19,437	15,059
Deferred tax asset	9,951	13,425
Current assets held for discontinued operations	—	288

Total current assets	297,244	327,020

Goodwill	224,730	225,237

Other intangible assets	242,951	243,638
Accumulated amortization	(154,524)	(149,961)

	88,427	93,677
Property and equipment, net	19,822	20,680
Other assets	3,801	3,433

Total Assets	$634,024	$670,047

Liabilities and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$161,049	$186,413
Accrued expenses	30,661	43,751
Current portion of long-term debt	17,854	18,725
Other	8,539	7,568

Total current liabilities	218,103	256,457

Long-term debt	137,534	141,296
Deferred tax liability	7,357	8,248
Other liabilities	986	1,184

Total Liabilities	363,980	407,185

Commitments and contingencies

Stockholders’ equity:
Preferred stock—voting—par $.01, 87,000 shares authorized; no shares issued and outstanding	—	—
Common stock—voting—par $.01, 300,000 shares authorized; 46,863 and 46,681 shares issued and outstanding, respectively	469	467
Common stock—non-voting—par $.01, 10,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	526,626	524,573
Accumulated deficit	(257,051)	(262,178)

Total Stockholders’ Equity	270,044	262,862

Total Liabilities and Stockholders’ Equity	$634,024	$670,047

U.S.I. Holdings Corporation and Subsidiaries

Calculation of EBITDA and Income from Continuing Operations plus Amortization of Intangible Assets

	For the Three Months Ended March 31,
	2004		2003
	(Amounts in Thousands)
Revenues	$92,825		$82,559
Compensation and employee benefits	55,397		48,737
Other operating expenses	19,030		17,486

EBITDA (a)	18,398	19.8%	16,336	19.8%
Amortization of intangible assets	5,434		5,164
Depreciation	2,101		2,567
Interest	1,962		3,088

Income from continuing operations before income tax expense	8,901	9.6%	5,517	6.7%
Income tax expense	3,774		552

Income from continuing operations in accordance with GAAP	5,127		4,965
Addback: Amortization of intangible assets	5,434		5,164

Income from continuing operations plus amortization of intangible assets (b)	$10,561		$10,129

(a)	USI defines EBITDA as Income from continuing operations plus interest expense, income tax expense, depreciation expense and amortization expense. USI presents EBITDA because it is a relevant and useful indicator of operating profitability. EBITDA is relevant owing to USI’s leveraged approach to its capital structure and resulting significant amount of interest expense, and USI’s accounting for all acquisitions using the purchase method of accounting and resulting significant amount of amortization of intangible assets. EBITDA margin (EBITDA as a percentage of revenues) is presented because it is a relevant and useful indicator of operating efficiency. USI uses EBITDA and EBITDA margin in budgeting, evaluating operating company performance and in operating company incentive plans. These financial measures should not be considered as an alternative to other financial measures determined in accordance with GAAP.
(b)	USI presents Income from continuing operations plus amortization of intangible assets because it is a relevant and useful indicator of its ability to generate cash earnings. Income from continuing operations plus amortization of intangible assets is relevant owing to the significant amount of amortization of intangible assets resulting from accounting for all acquisitions using the purchase method of accounting. Additionally, USI believes that investors in its stock use Income from continuing operations plus amortization of intangible assets to compare USI with its peers and for valuation purposes. This financial measure should not be considered as an alternative to other financial measures determined in accordance with GAAP.

U.S.I. Holdings Corporation and Subsidiaries

Calculation of Revenue Growth, excluding Net Acquired Businesses (Organic Growth)

For the Three Months Ended March 31

	Revenues		Change		Adjustment for Net Acquired Businesses	Organic Growth
	2004	2003	Amount	Percent
	(Dollars in Thousands)
Consolidated
Commissions and Fees	$77,771	$71,144	$6,627	9.3%	$(4,986)	2.3%
Contingents and Overrides	13,522	9,531	3,991	41.9%	(1,412)	27.1%
Other Income	1,532	1,884	(352)	-18.7%	(677)	-54.6%

Total Revenues	$92,825	$82,559	$10,266	12.4%	$(7,075)	3.9%

Insurance Brokerage
Commissions and Fees	$75,782	$66,240	$9,542	14.4%	$(4,986)	6.9%
Contingents and Overrides	13,522	9,531	3,991	41.9%	(1,412)	27.1%
Other Income	1,398	799	599	75.0%	(677)	-9.8%

Total Revenues	$90,702	$76,570	$14,132	18.5%	$(7,075)	9.2%

Specialized Benefits Services
Commissions and Fees	$1,989	$4,904	$(2,915)	-59.4%	$—	-59.4%
Contingents and Overrides	—	—	—	—	—	—
Other Income	1	1,004	(1,003)	-99.9%	—	-99.9%

Total Revenues	$1,990	$5,908	$(3,918)	-66.3%	$—	-66.3%

Corporate
Commissions and Fees	$—	$—	$—	—	$—	—
Contingents and Overrides	—	—	—	—	—	—
Other Income	133	81	52	64.2%	—	64.2%

Total Revenues	$133	$81	$52	64.2%	$—	64.2%